Exhibit 1.01

Ball Corporation
Conflict Minerals Report
For the Year Ended December 31, 2015

Introduction

This Conflict Minerals Report ("CMR") for the year ended December 31, 2015, is presented to comply with Rule 13p‑1 under the Securities Exchange Act of 1934 (the "Rule"). The Rule was adopted by the Securities and Exchange Commission ("SEC") to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives which are limited to tin, tantalum, tungsten, and gold ("3TG" or "Conflict Minerals"). The reporting and disclosure requirements apply to registrants whatever the geographic origin of the Conflict Minerals and whether or not they fund armed conflict.

Company Overview

This report has been prepared by the Company (herein referred to as "Ball," the "Company," "we," "us," or "our"). The information provided in this CMR includes the activities of all our majority-owned subsidiaries and variable interest entities that are required to be consolidated.

Ball supplies innovative, sustainable packaging solutions for beverage, food and household products customers, as well as aerospace and other technologies and services primarily for the U.S. government. Our principal products include metal packaging for beverage, food and household products, as well as components related to aerospace and other technologies. We conducted an analysis of our products and found that some of our products contain Conflict Minerals that are necessary to their functionality or production.

Initially, we engaged with consultants to assist us with the design and implementation of our due diligence program, and to help establish processes and procedures for the review and validation of supplier responses. We continue to take steps to improve our program over previous years, including refining our due diligence program, and improving engagement with our suppliers to increase our response rates and the quality of responses received.

Reasonable Country of Origin Inquiry

In accordance with the Rule, we conducted in good faith a reasonable country of origin inquiry ("RCOI") designed to determine whether any of the necessary Conflict Minerals in our products originated in the Democratic Republic of the Congo or an adjoining country (the "Covered Countries") or were from recycled or scrap sources.

We used the Conflict Free Sourcing Initiative's ("CFSI") conflict minerals reporting template (the "Reporting Template") to obtain sourcing information from our direct suppliers. Our RCOI included assessing the responses we received from our suppliers in accordance with our due diligence framework.

Based on our assessment of the responses from our suppliers, we have reason to believe that some of the necessary 3TG used in our products may have originated in a Covered Country and may not have come from recycled or scrap sources.

Due Diligence

1.	Design of Due Diligence

Our due diligence program has been designed to conform in all material respects with the framework in The Organisation for Economic Co-operation and Development ("OECD") Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict Affected and High Risk Areas, and the related Supplements for gold and for tin, tantalum and tungsten (the "OECD Guidance"). Ball took the following steps in accordance with our due diligence program:

a.	Establish Strong Company Management Systems

The Company has adopted and made public a conflict minerals policy. Our policy can be found at http://www.ball.com/Ball/media/Ball/Global/Downloads/Ball_Conflict_Minerals_Policy.pdf. This policy is made available to employees through an internal company portal, is publicly available on the Ball website, and is also disseminated to suppliers during our RCOI process. In addition to our conflict minerals policy, Ball has a Ball Business Ethics Handbook (the "Handbook"), which outlines expected behaviors for all of our employees. The Handbook addresses Ball's commitment to compliance with all laws applicable to the way we do business and to social sustainability.

In order to strengthen engagement with suppliers, as part of establishing management systems, we have Supplier Guiding Principles, which are included as an exhibit to our form supplier agreements. The Supplier Guiding Principles, among other things, state our expectation that our suppliers will maintain ethical business practices, including compliance with laws related to human rights. More specifically, in 2015 we continued to include a Conflict Minerals certification as part of our form supplier agreements. Since many of our agreements are long-term contracts, it will take several years for existing agreements to expire and for the Conflict Minerals certification to be included in all supplier agreements.

We utilized the Reporting Template as a tool to collect information from our suppliers regarding the smelters and refiners from which Conflict Minerals in materials and/or components that are supplied to us are derived. We also continue to engage our suppliers through follow-up to improve response quality pursuant to our due diligence program, which includes steps to review responses.

Key management members and subject matter experts implement the due diligence program, including training new employees involved in the due diligence program and conducting Conflict Minerals Working Group meetings as deemed necessary. This group also implements procedures to review supplier responses, engage with suppliers and maintain records.

b.	Identify and Assess Risk in the Supply Chain

We identified suppliers that potentially provide materials and/or components containing Conflict Minerals for our beverage, food or aerosol containers and the components manufactured by our aerospace division pursuant to the steps in our due diligence program.

In our efforts to determine the mine or location of origin of any Conflict Minerals in our supply chain with the greatest possible specificity, we sent in-scope suppliers the Reporting Template, requesting information pertaining to the source of Conflict Minerals in their materials and/or components, including the source of Conflict Minerals contained in any recycled or scrap materials. Responses were tracked, accompanying information or documentation was reviewed, and additional requests for information were sent, as deemed necessary. Follow-up was performed pursuant to our due diligence program with non-responders and suppliers that provided incomplete responses, based on internally defined criteria, in an effort to obtain more detailed information. Any named smelters in the responses were reviewed against the CFSI Conflict-Free Smelter Program's ("CFSI Program") list of conflict free smelters to confirm conflict-free status.

c.	Design and Implement a Strategy to Respond to Risks

As described above, we utilize the Reporting Template to collect information from suppliers and identify risk. When a potential risk is identified, such as nonresponsive suppliers, incomplete Reporting Templates (based on internally defined criteria), or other potential risks, further inquiry takes place. The risk mitigation element of our due diligence program is dependent on the unique circumstances of any issues that may arise. Senior management members of the Conflict Minerals Working Group are advised of any situation where a potential risk is identified. We will also contact any of our suppliers found to be sourcing from the Covered Countries through noncertified smelters, and potentially seek to establish an alternative source for Conflict Minerals.

d.	Carryout Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

As part of our due diligence program, we rely on the information provided on the CFSI Program website to determine if the smelters disclosed by our suppliers are certified as conflict free.

e.	Report on Supply Chain Due Diligence

Our due diligence program includes filing our Form SD and CMR with the SEC on an annual basis, as well as making our CMR publicly available at
http://www.ball.com/Ball/media/Ball/Global/Downloads/Ball_2016_Conflict_Minerals_Report.pdf, as required by the Rule.

2.	Supplier Survey Results

Inherent Limitation on Due Diligence Measures

As a downstream purchaser of materials and components that may contain Conflict Minerals, Ball must necessarily rely, in good faith, on our direct suppliers to provide us with information about the source of Conflict Minerals contained in the materials and/or components supplied to us. We do not have direct relationships with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain.

Results Based on Segment

As noted above, Ball supplies innovative, sustainable packaging solutions for beverage, food and household products customers ("Packaging"), as well as aerospace and other technologies and services primarily for the U.S. government ("Aerospace"). The results of our due diligence for Packaging and Aerospace are reported separately below:

a.	Packaging

We received responses from one-hundred percent (100%) of the Packaging segment suppliers surveyed. Forty-five percent (45%) of the Packaging suppliers surveyed indicated in their responses that the Rule was inapplicable to them, or that their products contained no 3TG; thus they were not in-scope. All of the remaining in-scope suppliers indicated that their products or components provided to Ball were Conflict Free because all of their respective smelters were reported as approved smelters under the CFSI Program. However, we are aware that one smelter in our supply chain failed its certification requirements under the CFSI Program for a portion of 2015. It is the Company's understanding, after further engagement with the relevant suppliers and the smelter, that this failure was due to the smelter purchasing a small amount of crude tin from two local smelters that were not on the CFSI approved smelter list. The smelter currently has a corrective action plan in place with the CFSI Program and has been re-certified since December 16, 2015. The Company and the relevant suppliers continue to monitor the smelter's certification under the CFSI Program.

b.	Aerospace

We received responses from eighty-four percent (84%) of the Aerospace segment suppliers surveyed. Approximately fifteen percent (15%) of the in-scope Aerospace suppliers surveyed indicated that materials or components they provide to the Company include Conflict Minerals from the Covered Countries; however, these suppliers also indicated that the smelters through which these Conflict Minerals were processed are CFSI Program approved smelters, which we verified to be conflict free against the CFSI Program list of conflict free smelters. Fifty-five percent (55%) of the in-scope Aerospace suppliers surveyed remain undeterminable due to incomplete responses (based on internally defined criteria). Sixteen percent (16%) of the Aerospace suppliers surveyed did not respond to our initial survey request or the additional follow-up we conducted pursuant to our due diligence plan.

3.	Description of Products, Facilities Used and Country of Origin of Necessary Conflict Minerals

Ball is a manufacturer of metal packaging products as well as aerospace hardware, which are produced in a network of manufacturing facilities around the world. The tin contained in our metal packaging products is contained in the raw materials provided by our metal suppliers. Our aerospace hardware includes electronic components that contain tantalum, tin, tungsten and gold.

We have identified twenty (20) smelters for our Packaging segment, and one hundred and forty one (141) smelters for our Aerospace segment, at the product level. This smelter information is provided in Exhibit A. All Packaging smelters listed have been certified as conflict free under the CFSI Program as of the time our due diligence program was performed. Approximately fifteen (15) Aerospace smelters listed were not certified as conflict free under the CFSI Program as of the time our due diligence program was performed. It should be noted that, pursuant to CFSI Program rules and the certification process thereunder, some smelters may not have been compliant for the whole year, some may have failed their re-audit since our due diligence was performed and are in the process of addressing relevant issues, or some smelters may have expired certifications since our due diligence was performed and a re-audit may currently be in process.

4.	Steps to be Taken to Mitigate Risk

We intend to take the following steps to improve due diligence conducted regarding Conflict Minerals to further mitigate any risk that the necessary Conflict Minerals in our products could benefit armed groups in the Covered Countries:

a.	We will continue to review our due diligence process to ensure all relevant suppliers are sent the Reporting Template, that information is adequately collected and reviewed, appropriate follow-up measures are taken, and that any documentation is centrally collected and maintained.

b.	We will continue tracking communication with suppliers to attempt to increase the response rate and improve content and accuracy of the supplier Reporting Template responses.

c.	We will attempt to engage any of our suppliers found to be supplying us with 3TG from Covered Countries that support conflict to establish an alternative source of 3TG that does not support such conflict.

d.	We will continue to include a Conflict Minerals clause in new supplier contracts.

Exhibit A

CFSI Program Processing Facilities as of March 28, 20161

Metal	Processing Facility Name	Country	Segment	Compliant
Gold	Aida Chemical Industries Co., Ltd.	Japan	Aerospace	Yes
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Aerospace	Yes
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil	Aerospace	Yes
Gold	Argor-Heraeus SA	Switzerland	Aerospace	Yes
Gold	Asahi Pretec Corporation	Japan	Aerospace	Yes
Gold	Asahi Refining Canada Limited	Canada	Aerospace	Yes
Gold	Asahi Refining USA Inc.	United States	Aerospace	Yes
Gold	Asaka Riken Co., Ltd.	Japan	Aerospace	Yes
Gold	Aurubis AG	Germany	Aerospace	Yes
Gold	C. Hafner GmbH + Co. KG	Germany	Aerospace	Yes
Gold	Caridad	Mexico	Aerospace	No
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Aerospace	Yes
Gold	Chimet S.p.A.	Italy	Aerospace	Yes
Gold	Codelco	Chile	Aerospace	No
Gold	Dowa	Japan	Aerospace	Yes
Gold	Eco-System Recycling Co., Ltd.	Japan	Aerospace	Yes
Gold	Elemetal Refining, LLC	United States	Aerospace	Yes
Gold	Heimerle + Meule GmbH	Germany	Aerospace	Yes
Gold	Heraeus Ltd. Hong Kong	China	Aerospace	Yes
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Aerospace	Yes
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Aerospace	Yes
Gold	Jiangxi Copper Company Limited	China	Aerospace	Yes
Gold	Johnson Matthey Inc.	United States	Aerospace	No
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Aerospace	Yes
Gold	Kennecott Utah Copper LLC	United States	Aerospace	Yes
Gold	Kojima Chemicals Co., Ltd.	Japan	Aerospace	Yes
Gold	LS-NIKKO Copper Inc.	Republic of Korea	Aerospace	Yes
Gold	Materion	United States	Aerospace	Yes

1 Smelters included on this list are those reported at the product level.

Metal	Processing Facility Name	Country	Segment	Compliant
Gold	Matsuda Sangyo Co., Ltd.	Japan	Aerospace	Yes
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Aerospace	Yes
Gold	Metalor Technologies SA	Switzerland	Aerospace	Yes
Gold	Metalor USA Refining Corporation	United States	Aerospace	Yes
Gold	Nihon Material Co., Ltd.	Japan	Aerospace	Yes
Gold	Ohio Precious Metals LLC.	United States	Aerospace	No
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Aerospace	Yes
Gold	PAMP SA	Switzerland	Aerospace	Yes
Gold	Rand Refinery (Pty) Ltd.	South Africa	Aerospace	Yes
Gold	Republic Metals Corporation	United States	Aerospace	Yes
Gold	Royal Canadian Mint	Canada	Aerospace	Yes
Gold	Sabin Metal Corp.	United States	Aerospace	No
Gold	SEMPSA Joyería Platería SA	Spain	Aerospace	Yes
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Aerospace	Yes
Gold	Solar Applied Materials Technology Corp.	Taiwan	Aerospace	Yes
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Aerospace	Yes
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Aerospace	Yes
Gold	The Refinery of Shandong Gold Mining Co. Ltd	China	Aerospace	Yes
Gold	Tokuriki Honten Co., Ltd.	Japan	Aerospace	Yes
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium	Aerospace	Yes
Gold	Unicore SA	Belgium	Aerospace	No
Gold	United Precious Metal Refining, Inc.	United States	Aerospace	Yes
Gold	Valcambi SA	Switzerland	Aerospace	Yes
Gold	Western Australian Mint trading as The Perth Mint	Australia	Aerospace	Yes
Gold	Yamamoto Precious Metal Co., Ltd.	Japan	Aerospace	Yes
Gold	Yokohama Metal Co., Ltd.	Japan	Aerospace	Yes
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Aerospace	Yes
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China	Aerospace	Yes
Gold; Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Aerospace	Yes
Gold; Tin	Mitsubishi Materials Corporation	Japan	Aerospace	Yes

Metal	Processing Facility Name	Country	Segment	Compliant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Aerospace	Yes
Tantalum	F&X Electro-Materials Ltd.	China	Aerospace	Yes
Tantalum	Global Advanced Metals Boyertown	United States	Aerospace	Yes
Tantalum	H.C. Starck Co., Ltd.	Thailand	Aerospace	Yes
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Aerospace	Yes
Tantalum	H.C. Starck Inc.	United States	Aerospace	Yes
Tantalum	H.C. Starck Ltd.	Japan	Aerospace	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Aerospace	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Aerospace	Yes
Tantalum	Plansee SE Liezen	Austria	Aerospace	Yes
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Aerospace	Yes
Tantalum	Taki Chemicals	Japan	Aerospace	Yes
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Aerospace	Yes
Tantalum	Zhuzhou Cemented Carbide	China	Aerospace	Yes
Tin	Alpha	United States	Aerospace	Yes
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	Aerospace	No
Tin	China Tin Group Co., Ltd.	China	Aerospace	Yes
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China	Aerospace	No
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil	Packaging; Aerospace	Yes
Tin	CV Gita Pesona	Indonesia	Aerospace	Yes
Tin	CV Serumpun Sebalai	Indonesia	Aerospace	Yes
Tin	CV United Smelting	Indonesia	Aerospace	Yes
Tin	EM Vinto	Bolivia	Packaging, Aerospace	Yes
Tin	Fenix Metals	Poland	Aerospace	Yes
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Aerospace	No
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Aerospace	Yes
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Aerospace	No
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	Aerospace	Yes
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	Aerospace	Yes
Tin	Malaysia Smelting Corporation	Malaysia	Packaging; Aerospace	Yes
Tin	Melt Metais e Ligas S/A	Brazil	Aerospace	Yes

Metal	Processing Facility Name	Country	Segment	Compliant
Tin	Metahub	Malaysia	Packaging	Yes
Tin	Metallo-Chimique N.V.	Belgium	Packaging; Aerospace	Yes
Tin	Mineração Taboca S.A.	Brazil	Packaging; Aerospace	Yes
Tin	Minsur	Peru	Packaging; Aerospace	Yes
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Aerospace	Yes
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Aerospace	Yes
Tin	Operaciones Metalurgical S.A.	Bolivia	Packaging; Aerospace	Yes
Tin	PT Aries Kencana Sejahtera	Indonesia	Packaging; Aerospace	Yes
Tin	PT Artha Cipta Langgeng	Indonesia	Aerospace	Yes
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Packaging; Aerospace	Yes
Tin	PT Babel Inti Perkasa	Indonesia	Aerospace	Yes
Tin	PT Bangka Putra Karya	Indonesia	Aerospace	No
Tin	PT Bangka Tin Industry	Indonesia	Aerospace	Yes
Tin	PT Belitung Industri Sejahtera	Indonesia	Aerospace	Yes
Tin	PT BilliTin Makmur Lestari	Indonesia	Aerospace	Yes
Tin	PT Bukit Timah	Indonesia	Aerospace	Yes
Tin	PT DS Jaya Abadi	Indonesia	Aerospace	Yes
Tin	PT Eunindo Usaha Mandiri	Indonesia	Aerospace	Yes
Tin	PT Inti Stania Prima	Indonesia	Aerospace	Yes
Tin	PT Justindo	Indonesia	Aerospace	Yes
Tin	PT Mitra Stania Prima	Indonesia	Packaging; Aerospace	Yes
Tin	PT Panca Mega Persada	Indonesia	Aerospace	Yes
Tin	PT Prima Timah Utama	Indonesia	Aerospace	Yes
Tin	PT Refined Bangka Tin	Indonesia	Packaging; Aerospace	Yes
Tin	PT Sariwiguna Binasentosa	Indonesia	Aerospace	Yes
Tin	PT Stanindo Inti Perkasa	Indonesia	Aerospace	Yes
Tin	PT Tambang Timah	Indonesia	Aerospace	No
Tin	PT Timah (Persero) Tbk Kundur	Indonesia	Packaging; Aerospace	Yes

Metal	Processing Facility Name	Country	Segment	Compliant
Tin	PT Timah (Persero) Tbk Mentok	Indonesia	Packaging; Aerospace	Yes
Tin	PT Tinindo Inter Nusa	Indonesia	Packaging; Aerospace	Yes
Tin	PT Wahana Perkit Jaya	Indonesia	Packaging; Aerospace	Yes
Tin	Rui Da Hung	Taiwan	Packaging; Aerospace	Yes
Tin	Singapore LME Tin	Singapore	Aerospace	No
Tin	Soft Metais Ltda.	Brazil	Aerospace	Yes
Tin	Thaisarco	Thailand	Aerospace	Yes
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil	Packaging; Aerospace	Yes
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Aerospace	No
Tin	Yunnan Chengo Electric Smelting Plant	China	Aerospace	No
Tin	Yunnan Tin Company, Ltd.	China	Packaging; Aerospace	Yes
Tin	Yunnan Tin Group (Holding) Company Limited	China	Packaging; Aerospace	Yes
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	Aerospace	Yes
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Aerospace	Yes
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Aerospace	Yes
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Aerospace	Yes
Tungsten	Global Tungsten & Powders Corp.	United States	Aerospace	Yes
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Aerospace	Yes
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Aerospace	Yes
Tungsten	Japan New Metals Co., Ltd.	Japan	Aerospace	Yes
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Aerospace	Yes
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Aerospace	Yes
Tungsten	Kennametal Huntsville	United States	Aerospace	Yes
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam	Aerospace	Yes
Tungsten	Wolfram Bergbau und Hütten AG	Austria	Aerospace	Yes